        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1996
                                                REGISTRATION NO. 333-
============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -----------------------

                                  PHYCOR, INC.
           (Exact name of registrant as specified in its charter)

              TENNESSEE                                               62-1344801
   (State or other jurisdiction of                                 (I.R.S. Employer
    incorporation or organization)                              Identification Number)

                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215
                                 (615) 665-9066
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -----------------------
                                JOSEPH C. HUTTS
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  PHYCOR, INC.
                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215
                                 (615) 665-9066
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           -----------------------
                          Copies of communications to:
                              J. CHASE COLE, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS
                  2100 NASHVILLE CITY CENTER, 511 UNION STREET
                        NASHVILLE, TENNESSEE  37219-1760
                                (615) 244-6380
                           -----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
    ------------------------------------

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------------------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
          Title of each class of securities                Proposed maximum                 Amount of
                   to be registered                    aggregate offering price          registration fee
- -----------------------------------------------------------------------------------------------------------
  Common Stock, no par value per share  . . . . . .          $75,750,000                    $26,121(1)
===========================================================================================================

(1) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933, as amended, on the basis of the average high and low sales prices of PhyCor, Inc. Common Stock on May 14, 1996, as reported on The Nasdaq Stock Market.

                               ----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS
MAY __, 1996

                                1,500,000 SHARES

                                  PHYCOR, INC.

                       1996 AFFILIATE STOCK PURCHASE PLAN

                                  COMMON STOCK

      PhyCor, Inc. (the "Company") is a physician practice management company that operates multi-specialty medical clinics and independent practice associations. The Company, through its 1996 Affiliate Stock Purchase Plan (the "Plan"), is offering to eligible Affiliates (as defined herein) the opportunity to share in the growth and prosperity of the Company by acquiring shares of the Company's Common Stock, no par value per share (the "Common Stock"). For the purposes hereof, the term "Affiliates" shall mean eligible
(i) employees of limited liability companies and partnerships in which the Company has an equity interest of at least 50% (each a "PhyCor-Related Entity"), (ii) physician employees and other personnel employed by a medical clinic with which the Company, a subsidiary thereof or a PhyCor-Related Entity has entered into a management or service agreement (an "Affiliated Clinic") and (iii) members, partners or shareholders of Affiliated Clinics.

      The Plan will be administered by the Company's Board of Directors (the "Board") or any committee thereof which the Board may designate. Eligible Affiliates may participate in the Plan by completing an enrollment form supplied by Equitable Securities Corporation (the "Administration Agent"), a registered broker-dealer who will act as the Company's agent in relation to the operation of the Plan. Pursuant to the enrollment form, each eligible Affiliate will authorize a deduction in the Affiliates' salary or Affiliated Clinic partnership distributions ranging from a minimum of $10 per month to a maximum of $1,770 per month. Such funds will be delivered to the Company and promptly deposited in a money market mutual fund maintained by the Administration Agent pending investment. On the last trading day of each Plan Year (as defined herein), such funds will be used to purchase whole shares of Common Stock (the "Plan Shares") on behalf of a participating Affiliate (a "Plan Participant").

      The purchase price of each Plan Share will be the lesser of (i) 85% of the Market Price (as defined herein) of the Common Stock on the first trading date of a Plan Year or (ii) 85% of the Market Price of the Common Stock on the last trading date of a Plan Year. As used herein, the term "Market Price" is defined as the average high and low sales prices of the Common Stock on The Nasdaq Stock Market ("Nasdaq") on a specific trading day. If there are no sales on such day, then the Market Price is defined as the average of the bid and the asked quotations for the Common Stock on such day. See "The Plan."

      The Common Stock is listed on Nasdaq under the symbol "PHYC." On May 17, 1996, the closing price of the Company's Common Stock on Nasdaq was $51 1/4 per share.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

      The Company has filed a Registration Statement on Form S-3, including amendments thereto, relating to the Common Stock offered hereby (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information may be inspected and copied at the offices of the Commission as stated above or at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                               ------------------

      The Company was incorporated in Tennessee in January 1988. The Company's executive offices are located at 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215, and its telephone number is (615) 665-9066.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents or portions of documents filed by the Company (0-19786) with the Commission are incorporated herein by reference:

                 (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                 (2) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; and

                 (3) The description of the Company's Common Stock contained in the Company's Registration Statements on Form 8-A, dated January 8, 1992 and March 8, 1994, respectively.

      All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the filing date of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 30 BURTON HILLS BOULEVARD, SUITE 400, NASHVILLE, TENNESSEE 37215, ATTENTION: JOHN K. CRAWFORD, CHIEF FINANCIAL OFFICER.

                                  INTRODUCTION

      The Plan was adopted and approved by the Company's Board of Directors on May 10, 1996 to provide an opportunity for Affiliates to own shares of the Company's Common Stock and to increase the Affiliates' interest in the Company's economic future by providing a convenient and commission-free way to purchase shares of Common Stock at a modest discount.

      It is suggested that this Prospectus be retained by Affiliates for future reference.


                                    THE PLAN

      The following is a question and answer discussion of the provisions of the Plan.


      1.         WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the Plan is to provide Affiliates with a simple and convenient method to purchase shares of Common Stock at a modest discount.


      2. ARE THERE ANY EXPENSES TO PLAN PARTICIPANTS IN CONNECTION WITH THE PLAN SHARES?

      Yes. Plan Participants will incur certain fees associated with the maintenance of the brokerage accounts into which Plan Shares will be deposited. (see Question 14). Plan Participants, however, will not incur brokerage commissions or service charges for Plan Purchases.


      3.         WHO ADMINISTERS THE PLAN FOR PLAN PARTICIPANTS?

      The Plan will be administered by the Board or any committee thereof designated by the Board. The Administration Agent, however, will operate the
Plan on a day-to-day basis.   Affiliates interested in participating in the
Plan should direct all questions relating to the Plan or the Company to either the Affiliates' Affiliated Clinic administrative staff or the following:

                 ----------------------------------------------

                        Equitable Securities Corporation
                          511 Union Street, Suite 800
                           Nashville, Tennessee 37219
                          Attention:  Thomas R. Steele
                           Telephone: (615) 780-9300
                           Telecopy:  (615) 780-4160

                                       or

                                  PhyCor, Inc.
                      30 Burton Hills Boulevard, Suite 400
                           Nashville, Tennessee 37215
              Attention: John K. Crawford, Chief Financial Officer
                           Telephone: (615) 665-9066
                           Telecopy:  (615) 665-9088

                 ----------------------------------------------

      4.         WHEN IS THE PLAN IN EFFECT?

      The Plan operates on a yearly basis. Each Plan year begins on July 1 and ends on the following June 30 (a "Plan Year").

      5.         WHO MAY PARTICIPATE IN THE PLAN?

      All Affiliates are eligible to participate in the Plan as long as certain eligibility requirements are met. Each Affiliate (except members, partners, or shareholders of Affiliated Clinics) whose customary work schedule is at least hours twenty (20) per week and more than five (5) months in a calendar year and who is employed on or before June 1 prior to the beginning of a given Plan Year is eligible to participate in the Plan during such Plan Year. Each member, partner, or shareholder of an Affiliated Clinic who is a member, partner or shareholder of such Affiliated Clinic on or before June 1 prior to the beginning of a Plan Year is eligible to participate during such Plan Year.

      6.         HOW DOES AN AFFILIATE PARTICIPATE IN THE PLAN?

      An Affiliate participates in the Plan by completing an enrollment form supplied by the Administration Agent. On that form, an Affiliate will authorize his or her Affiliated Clinic or applicable PhyCor-Related Entity to deduct from the Affiliate's pay or withhold from the Affiliate's Affiliated Clinic distributions an amount that is at least $10.00 per month, but not more than $1,770 per month. The funds withheld will then be remitted by the Affiliated Clinics and PhyCor-Related Entities to the Company, and the Company shall promptly transmit such funds to a money market mutual fund account maintained by the Administration Agent pending investment (a "Contribution Account"). The deduction must be in whole dollars. The maximum authorized number of Plan Shares a Plan Participant may purchase in any Plan Year is 1,000.

      7.         MAY A PLAN PARTICIPANT ALTER HIS OR HER CONTRIBUTION RATE?

      During a Plan Year, a Plan Participant may not change his or her contribution rate. The Plan Participant's contribution rate will continue to apply until he or she makes a written request to change it for the next Plan Year. A Plan Participant may make a change in his or her contribution rate by submitting a new enrollment form to the Administration Agent at least fifteen
(15) days prior to the beginning of the next Plan Year. The requested change will not take effect until the next Plan Year.

      8. MAY A PLAN PARTICIPANT CEASE MAKING CONTRIBUTIONS PURSUANT TO THE PLAN DURING A PLAN YEAR?

      Yes. A Plan Participant may suspend his or her contributions during a Plan Year. If a Plan Participant decides to suspend his or her contributions, he or she must submit a new enrollment form to the Administration Agent indicating that such Plan Participant wishes to cease making contributions pursuant to the Plan. Once a Plan Participant elects to suspend contributions during a Plan Year, he or she may not again contribute to the Plan during that Plan Year. Suspension from participation will occur not more than thirty (30) days after the Administration Agent receives a Plan Participant's request to suspend contributions.

      9. MAY A PLAN PARTICIPANT WITHDRAW FUNDS HELD IN HIS OR HER CONTRIBUTION ACCOUNT DURING A PLAN YEAR?

      Yes. A Plan Participant may withdraw funds held in a Contribution Account during a Plan Year. If a Plan Participant decides to withdraw funds from his or her Contribution Account at any time during a Plan Year, he or she must submit a written withdrawal request to the Administration Agent. Forms are available from a Plan Participant's local administrator or the Administration Agent. If a Plan Participant withdraws funds, he or she may not make additional contributions pursuant to the Plan during the remainder of that Plan Year.

      10.        WHEN ARE PLAN SHARES PURCHASED?

      Plan Shares are purchased for a Plan Participant after the end of a Plan Year following the determination of the applicable purchase price (see Question
11). The funds held in a Participant's Contribution Account will purchase the maximum number of whole Plan Shares possible or, if applicable, the maximum number of Plan Shares authorized by the Company for each Plan Participant. For example:

      Participant A elects to contribute $50 per month to purchase Plan Shares. The Market Price of the Common Stock was $14 on the first trading day of the Plan Year and $15 on the last trading day of the Plan Year. Participant A's total contributions for the year are $600. As seen in Question 11, the purchase price of Plan Shares equals 85% of the lesser of $14 and $15, or $11.90. The number of Plan Shares purchased is 50 ($600/$11.90 per share) whole shares and the cash remaining in Participant A's Contribution Account is $5 ($600 - 50 shares x $11.90 per share).

      11.        WHAT WILL BE THE PRICE OF THE PLAN SHARES?

      The price of each Plan Share will be equal to the lesser of:

      (1) Eighty-five percent (85%) of the Market Price of PhyCor's Common Stock on the first trading date of a Plan Year, or

      (2) Eighty-five percent (85%) of the Market Price of PhyCor's Common Stock on the last trading date of such Plan Year.

For example, for the Plan Year ending June 30, 1996, assume the Market Price on the first trading date of the Plan Year (July 1, 1995) was $25 and the Market Price on the last trading date of the Plan Year (June 30, 1996) was $30. The purchase price of Plan Shares for the Plan Year ending June 30, 1996 will be $21.25 ($25 x 85%). If the price determined by this formula is less than the Common Stock's book value on the June 30 prior to the start of any Plan Year, no Plan Shares will be issued for such Plan Year, and a Plan Participant's contributions will be returned by the Administration Agent as soon as possible.

      12. PRIOR TO THE PURCHASE OF PLAN SHARES, DOES A PLAN PARTICIPANT'S CONTRIBUTION ACCOUNT EARN INTEREST DURING THE PLAN YEAR?

      No. Plan Shares are offered at a 15% discount with no commission charged on the purchase of such shares. Consequently, no interest is credited.

      13. HOW DOES A PLAN PARTICIPANT ACCESS PLAN SHARES IF SUCH SHARES ARE DEPOSITED WITH THE ADMINISTRATION AGENT?

      A Plan Participant's Plan Shares will be placed in a special individual account with the Administration Agent. The Administration Agent will offer a 24-hour system that a Plan Participant may access by telephone that will allow the Plan Participant to receive information about his or her account. A Plan Participant may also use this system to sell any or all of his or her Plan Shares held in such account at any time after the account has been credited with Plan Shares. A Plan Participant will be provided with the telephone number and instructions on the use of the telephone system as well as a personal identification number (PIN), which the Plan Participant must use to access his or her account. This special account may only be used by a Plan Participant in connection with his or her participation in the Plan.

      14. ARE THERE ANY CHARGES ASSOCIATED WITH A PLAN PARTICIPANT'S INDIVIDUAL ACCOUNT WITH THE ADMINISTRATION AGENT?

      Yes, a fee of $10 will be deducted from a Plan Participant's Contribution Account on the last day of a Plan Year. In addition, a Plan Participant will be charged a commission by the Administration Agent when a Plan Participant sells any of the Plan Shares held in his or her account. It is currently anticipated that a sales commission equal to the greater of $.06 per share sold or $50 will be charged for Plan Share transactions. A Plan Participant should confirm commission charges with the Administration Agent prior to selling any Plan Shares to confirm that such charges have not changed since the date of this Prospectus.

      15.        MAY A PLAN PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

      Yes, a Plan Participant may cease participation in the Plan at any time by submitting an enrollment form to the Administration Agent indicating the Plan Participant's desire to terminate participation in the Plan. Termination of participation will occur not more than thirty (30) days after the Administration Agent receives a Plan Participant's enrollment form. Any cash remaining in the Plan Participant's Contribution Account will be returned at that time.

      16. WHAT HAPPENS IF A PLAN PARTICIPANT LEAVES A PHYCOR-RELATED ENTITY OR AN AFFILIATED CLINIC?

      RETIREMENT:         A Plan Participant can choose to withdraw the
                          accumulated cash in his or her Contribution Account or to leave the money in the Contribution Account to purchase Plan Shares at the end of the Plan Year. If a Plan Participant decides to purchase Plan Shares, any cash remaining in the Contribution Account after the purchase of Plan Shares will be returned to such Plan Participant.

      DEATH: The executor of a Plan Participant's estate can choose to withdraw the accumulated cash in a Plan Participant's Contribution Account or to leave the money in the Plan Participant's Contribution Account to purchase Plan Shares at the end of the Plan Year. If a Plan Participant's beneficiary decides to purchase

                          Plan Shares, any cash remaining in a Plan
                          Participant's Contribution Account after the purchase of the Plan Shares will be distributed to the beneficiary.

      DISABILITY:         A Plan Participant can choose to withdraw the
                          accumulated cash in his or her Contribution Account or to leave the money in such account to purchase
                          Plan Shares at the end of the Plan Year.  If a Plan
                          Participant decides to purchase Plan Shares, any cash remaining in such account after the purchase of Plan
                          Shares will be returned to the Plan Participant.

      TERMINATION
          OF
      EMPLOYMENT:         The accumulated cash in a Plan Participant's
                          Contribution Account will be returned to the Plan
                          Participant as soon as possible following the Plan
                          Participant's termination of employment.  The
                          Participant will not be able to purchase Plan Shares through the Plan.

      WITHDRAWAL:         The accumulated cash in a Plan Participant's
                          Contribution Account will be returned to the Plan
                          Participant as soon as possible following the Plan
                          Participant's withdrawal for any reason (other than retirement, death or disability) as a member, partner or shareholder of an Affiliated Clinic. The Plan
                          Participant will not be able to purchase Plan Shares through the Plan.

      17.        WHAT CONSTITUTES RETIREMENT AND DISABILITY FOR PURPOSES OF THE
PLAN?

      For purposes of the Plan, "retirement" means a Plan Participant is either
(i) sixty (60) years old and has been continuously employed by an Affiliated Clinic or a PhyCor-Related Entity for at least five (5) years or (ii) fifty-five (55) years old and has been continuously employed by an Affiliated Clinic or a PhyCor-Related Entity for at least twenty (20) years. "Disability" means a permanent disability within the meaning of any disability policy provided for a Plan Participant or, if there is no policy, as such term is defined in Section 422(c)(7) of the Internal Revenue Code.

      18.        MAY THE PLAN BE CHANGED OR DISCONTINUED?

      The Company reserves the right to suspend, modify or terminate the Plan at any time. All Plan Participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, any funds remaining in a Plan Participant's Contribution Account will be returned by the Administration Agent to the Plan Participant.

      19. ARE THERE ANY RESTRICTIONS ON A PLAN PARTICIPANT'S ABILITY TO SELL PLAN SHARES?

      The Plan Shares are registered in accordance with the Securities Act of 1933, as amended. Consequently, the Plan Shares are not subject to any resale restrictions. The Company, however, has adopted a trading policy which limits the ability of Company employees and others with material, non-public information about the Company from selling or purchasing shares of Common Stock under certain circumstances. A Plan Participant should consult the administrative staff of his or her Affiliated Clinic or PhyCor-Related Entity for more information about these restrictions.

      20. ARE CONTRIBUTIONS PURSUANT TO THE PLAN TREATED DIFFERENTLY FOR TAX PURPOSES THAN CONTRIBUTIONS TO A RETIREMENT PLAN, LIKE THE PHYCOR SAVINGS AND PROFIT SHARING PLAN (THE "SAVINGS PLAN") OR AN AFFILIATED CLINIC'S RETIREMENT PLAN?

      Yes, a Plan Participant's contributions to either the Savings Plan or other Affiliated Clinic retirement plan (if such Affiliated Clinic has not adopted the Savings Plan) are pre-tax contributions. Consequently, Plan Participant contributions to a retirement plan are deducted before FICA and FUTA, federal income taxes and state income taxes, if any, are deducted from adjusted compensation. Plan Participant contributions to the Plan are after-tax contributions. This means that the taxes described above are deducted from compensation before contributions to the Plan are deducted.

      21.        DOES A PLAN PARTICIPANT PAY TAXES UPON THE PURCHASE OF PLAN
SHARES?

      A Plan Participant will recognize income and pay federal income tax, and any applicable state income tax, when he or she receives Plan Shares in an amount equal to the discount from the market value of the shares purchased at the end of the Plan Year. The adjusted tax basis of a Plan Participant's Plan Shares will be the fair market value of the Plan Shares on the date the Plan Participant receives such shares. When a Plan Participant sells or exchanges Plan Shares, the Plan Participant must pay income tax on the difference between the basis of such Plan Shares and the amount the Plan Participant receives as a result of the sale or other exchange of such Plan Shares.

      If a Plan Participant holds the Plan Shares more than twelve (12) months before he or she sells or exchanges the Plan Shares, the gain is defined for tax purposes as a long-term capital gain which may result in a lower tax rate being applied against such gain.

STOCK SALE EXAMPLE 1:

      Assume the same facts used in Question 10. Participant A purchases 50 Plan Shares. These Plan Shares are issued to Participant A shortly after the end of the Plan Year. For tax purposes, the purchase occurs on June
      30. Participant A purchases Plan Shares worth $750 (50 shares x $15/share) for $595 (50 shares x $11.90/share). Therefore, Participant A will have taxable income of $155 ($750 - $595) on June 30. The $155 will be ordinary income and will be included in Participant A's W-2 if he or she is an employee of a PhyCor-Related Entity. If Participant A is employed by, or is a member, partner or shareholder of an Affiliated Clinic, Participant A's income will be reported on Form 1099.
      Participant A will report this income on his or her income tax return for the taxable year in which the purchase occurs. Participant A's cost basis in the 50 Plan Shares is $750. On December 1 of the same year Participant A decides to sell his Plan Shares when the stock price is $18. The amount realized on Participant A's sale is $900. The brokerage commission on the sale is $50; therefore Participant A receives cash of $850. Participant A's taxable income on the sale is $100 ($900 - $50 - $750). Participant A must include this gain (classified as a short-term capital gain) on his tax return for the taxable year in which the sale occurs.

STOCK SALE EXAMPLE 2:

      Assume the same facts as the previous example, except that Participant A decides to hold his Plan Shares until December 1 of the calendar year following the purchase.

      For tax purposes, Participant A will still recognize the $155 of ordinary income in the year Participant A purchased the Plan Shares. Participant A's subsequent gain of $100 upon sale of the Plan Shares will be recognized in the year of sale and will be considered a long-term capital gain (since it was held for more than one year).

      Employees of PhyCor Related Entities will also be subject to income tax withholding at the supplemental wage rate which is currently 28% and will be required to pay FICA and related taxes which are currently withheld at a rate of 7.65% on the value of the discount received. In the examples above, the discounted amount is $155. Therefore, the amount of federal income taxes withheld will be $43.40 ($155 x 28%) and the amount of FICA taxes withheld will be $11.86 ($155 x 7.65%). The actual amount withheld for FICA taxes may be less if a Plan Participant's salary exceeds certain IRS thresholds. These taxes will be withheld from a Plan Participant's regular paycheck and will be remitted to the Internal Revenue Service by his or her employer.

                                USE OF PROCEEDS

      The Company is unable to estimate the amount of proceeds from the Plan Shares to be sold pursuant to the Plan. The Company intends to use any proceeds from the sale of such Plan Shares for general corporate purposes.

                              PLAN OF DISTRIBUTION

      The Plan Shares are being offered by the Administration Agent on a best-efforts basis. The only fees the Administration Agent will receive in connection with its administration of the Plan are maintenance fees charged to Plan Participants relating to their individual accounts and commissions on sales of Plan Shares (see Question 14). The Administration Agent may engage in other transactions with and perform services for the Company in the ordinary course of business.

      Some Affiliates may be residents of jurisdictions in which the Company determines that it may not legally or economically offer its Common Stock under the Plan, and the Company may preclude such residents from participating in the Plan. The Company has no present plans to limit participation in the Plan by any Affiliate for any reason other than set forth above, but reserves such right in the event that it determines such limitation to be in its interest for any reason. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                 LEGAL MATTERS

      Certain legal matters with respect to the validity of the shares of Common Stock will be passed upon for the Company by Waller Lansden Dortch & Davis, Nashville City Center, 511 Union Street, Suite 2100, Nashville, Tennessee 37219-8966.

                                    EXPERTS

      The Consolidated Financial Statements of the Company incorporated herein by reference have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, upon the authority of such firm as experts in accounting and auditing.

======================================================                   ======================================

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
 AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
 REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND,
 IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION                            1,500,000 Shares
 MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
 THE COMPANY OR BY ANY OTHER PERSON.  THIS PROSPECTUS
 DOES NOT CONSTITUTE AN OFFER TO SELL OR A                                          PHYCOR, INC.
 SOLICITATION OF AN OFFER TO BUY ANY OF THE
 SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE                   1996 Affiliate Stock Purchase Plan
 IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION MAY
 NOT LAWFULLY BE MADE.   NEITHER THE DELIVERY OF THIS                              Common Stock
 PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER
 ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE
 HAD BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY                                 -----------------
 SINCE THE DATE HEREOF.

                                                                                     PROSPECTUS
                   -----------------
                                                                                  -----------------



                   TABLE OF CONTENTS
                                                  Page
                                                  ----
 Available Information . . . . . . . . . . . . .     2
 Incorporation of Certain Documents
    by Reference . . . . . . . . . . . . . . . .     3
 Introduction  . . . . . . . . . . . . . . . . .     4
 The Plan  . . . . . . . . . . . . . . . . . . .     4
 Use of Proceeds . . . . . . . . . . . . . . . .    10
 Plan of Distribution  . . . . . . . . . . . . .    10
 Legal Matters . . . . . . . . . . . . . . . . .    10                              May __, 1996
 Experts . . . . . . . . . . . . . . . . . . . .    10

======================================================                   =====================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses of this offering are estimated as follows:

                 Commission Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 26,121
                 Nasdaq Additional Listing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17,500
                 State Qualification Expenses (including legal fees)  . . . . . . . . . . . . . . . . . . . . .    23,000
                 Printing Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,000
                 Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15,000
                 Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,500
                 Transfer Agent Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,000
                 Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       879
                                                                                                                 --------
                          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 95,000
                                                                                                                 ========


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 (a) Article 8 of the Registrant's Amended Bylaws provides as follows:

                 The Corporation may indemnify, and upon request may advance expenses to, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding, despite the fact that such person has not met the standard of conduct set forth in
      Section 48-18-502(a) of the Tennessee Business Corporation Act (the "Act") or would be disqualified for indemnification under Section 48-18-502(d) of the Act, if a determination is made by the person or persons enumerated in Section 48-18-502(b) of the Act that the director or officer seeking indemnification is liable for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) voting for or assenting to a distribution in violation of the Act.

      Section 7 of the Registrant's Restated Charter provides as follows:

                 The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may have or hereafter acquire under this Charter or the Bylaws of the Corporation or under any agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) if a judgment or other final adjudication adverse to the indemnitee establishes his liability (i) for any breach of the duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act.

                 (b) In addition to the foregoing provision of the Amended Bylaws and Restated Charter of the Registrant, directors, officers, employees and agents of the Registrant may be indemnified by the Registrant, pursuant to the provisions of Section 48-18-501 et seq. of the Tennessee Code Annotated.

                 (c) In addition, the Registrant maintains directors and officers liability insurance.

ITEM 16.         EXHIBITS.

  Exhibit
  Number                               Description of Exhibits
  ------                               -----------------------
   4.1         -               Restated Charter of the Registrant (2)

   4.2         -               Amendment to Restated Charter of the Registrant (3)

   4.3         -               Amended Bylaws of the Registrant (2)

   4.4         -               Specimen of Common Stock certificate (4)

   5.1         -               Opinion of Waller Lansden Dortch & Davis, including consent (1)

  23.1         -               Consent of KPMG Peat Marwick LLP (1)

  23.2         -               Consent of Waller Lansden Dortch & Davis (included in Exhibit 5.1) (1)

  24.1         -               Power of Attorney (set forth on page II - 4) (1)

  99.1         -               Affiliate Stock Purchase Plan (1)

- -----------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, Commission No. 0-19786.
(3) Incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-3, Registration No. 33-93018.
(4) Incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-1, Registration No. 33-44123.

ITEM 17.       UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the repayment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 20, 1996.

                                        PHYCOR, INC.

                                        By:  /s/ Joseph C. Hutts
                                             -----------------------------
                                             Joseph C. Hutts,
                                             Chairman of the Board, President
                                             and Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Hutts and John K. Crawford, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                 Title                                    Date
         ----                                 -----                                    ----
/s/ Joseph C. Hutts                  Chairman of the Board, President              May 20, 1996
- -------------------------------      Chief Executive Officer (Principal
Joseph C. Hutts                      Executive Officer) and Director


/s/ Derril W. Reeves                 Executive Vice President,                     May 20, 1996
- -------------------------------      Development and Director
Derril W. Reeves


/s/ John K. Crawford                 Treasurer (Principal Financial                May 20, 1996
- -------------------------------      Officer and Principal
John K. Crawford                     Accounting Officer)



/s/ Thompson S. Dent                 Executive Vice President,                     May 20, 1996
- -------------------------------      Corporate Services and
Thompson S. Dent                     Director



/s/ Richard D. Wright                Executive Vice President,                     May 20, 1996
- -------------------------------      Operations and Director
Richard D. Wright


/s/ Ronald B. Ashworth               Director                                      May 20, 1996
- -------------------------------
Ronald B. Ashworth


/s/ Sam A. Brooks, Jr.               Director                                      May 20, 1996
- -------------------------------
Sam A. Brooks, Jr.

         Name                          Title                                         Date
         ----                          -----                                         ----
/s/ Winfield Dunn                    Director                                      May 20, 1996
- -------------------------------
Winfield Dunn


/s/ C. Sage Givens                   Director                                      May 20, 1996
- -------------------------------
C. Sage Givens


/s/ Joseph A. Hill, M.D.             Director                                      May 20, 1996
- -------------------------------
Joseph A. Hill, M.D.


/s/ James A. Moncrief, M.D.          Director                                      May 20, 1996
- -------------------------------
James A. Moncrief, M.D.

                                     II-5